EXHIBIT 21

SUBSIDIARIES OF THE COMPANY

NAME Bactolac Pharmaceutical Inc. NIB, Inc. (formerly - ANI Pharmaceuticals, Inc.)	STATE OF ORGANIZATION Delaware Mississippi